EXHIBIT 5.1


[LETTERHEAD OF PEPPER HAMILTON LLP]

November 14, 2003

The Board of Directors
VASCO Data Security International, Inc.
1901 South Meyers Road
Suite 201
Oakbrook Terrace, Illinois 60181

Re:  Registration Statement on Form S-3

Gentlemen:

                  We have acted as counsel to VASCO Data Security International, Inc., a Delaware corporation (the "Company"), with respect to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale of up to 2,000,000 shares (the "Shares") of the Company's Common Stock, par value $.001 per share, which may be offered and sold from time to time by certain selling stockholders named in the Prospectus contained in the Registration Statement or in amendments or supplements thereto. As counsel for the Company, we have examined the Registration Statement, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have, with your approval, assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

                  As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others. We have not independently verified such information or assumptions. Based upon, subject to and limited by the foregoing and the other qualifications herein, we are of the opinion that the Shares have been duly authorized for issuance by the Company and are validly issued, fully paid and non-assessable. We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules promulgated thereunder.

                                                     Very truly yours,


                                                     /s/ Pepper Hamilton LLP
                                                     -----------------------
                                                     PEPPER HAMILTON LLP